Exhibit 99.1

PROPOSAL 3 — APPROVAL OF CASELLA WASTE SYSTEMS, INC. 2016 INCENTIVE PLAN
Overview
In the opinion of our Board, the future success of our company depends, in large part, on our ability to maintain a competitive position in attracting, retaining and motivating key employees with experience and ability. On September 29, 2016, our Board adopted, subject to stockholder approval, the Casella Waste Systems, Inc. 2016 Incentive Plan, which we refer to as the 2016 Incentive Plan. The 2016 Incentive Plan is intended to replace our 2006 Stock Incentive Plan, which expires on October 9, 2016, and after which date we may not grant any new awards.
The 2016 Incentive Plan would allow for the issuance of up to 2,250,000 shares of Class A common stock. In addition, up to an additional 2,722,884 shares of Class A common stock, which is equal to the sum of the number of shares of Class A common stock reserved for issuance under the 2006 Stock Incentive Plan that remain available for grant immediately prior to the expiration of the 2006 Stock Incentive Plan and the number of shares of Class A common stock subject to awards granted under the 2006 Stock Incentive Plan that expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right (subject, in the case of incentive stock options, to any limitations of the Code), will be available for issuance under the 2016 Incentive Plan.
We may no longer issue awards under the 2006 Stock Incentive Plan following its expiration on October 9, 2016 (however, awards previously granted under the 2006 Stock Incentive Plan will remain outstanding and may be returned to the 2016 Incentive Plan as described above). As of August 31, 2016, (1) options covering 1,101,299 shares of Class A common stock with a weighted average exercise price of $5.98 and a weighted average remaining term of 5.73 years, (2) unvested RSUs covering 787,877 shares of Class A common stock, (3) unvested PSUs covering 97,279 shares of Class A common stock and (4) 115,170 shares of Class A common stock subject to unvested restricted stock awards were outstanding under the 2006 Stock Incentive Plan and our other equity compensation plans. As of August 31, 2016, 646,081 shares of Class A common stock were available for future grant under the 2006 Stock Incentive Plan.
Highlights of the 2016 Incentive Plan

No “Evergreen” Provision	Shares authorized for issuance under the 2016 Incentive Plan are not automatically replenished.

No Liberal Share Counting
The 2016 Incentive Plan prohibits the reuse of shares withheld or delivered to satisfy the exercise price of an option or stock appreciation right or to satisfy tax withholding requirements with respect to any award.

Shares repurchased on the open market using the proceeds from the exercise of an option or stock appreciation right will not increase the number of shares available for future grant of awards under the 2016 Incentive Plan.

When a stock appreciation right is exercised, the number of shares available under the 2016 Incentive Plan will be reduced by the full number of shares for which the stock appreciation right is exercised.

No repricing of stock options or stock appreciation rights
The 2016 Incentive Plan prohibits the direct or indirect repricing of stock options or stock appreciation rights without stockholder approval, including a prohibition on the exchange of “underwater” stock options or stock appreciation rights for a cash payment.

No discounted stock options or stock appreciation rights
All stock options and stock appreciation rights must have an exercise price or measurement price equal to or greater than the fair market value of the underlying Class A common stock on the date of grant.

“Double-trigger” vesting upon change in control	Awards granted under the 2016 Incentive Plan will not automatically vest solely as a result of a change in control.

No liberal change in control definition	Change in control benefits are triggered only by the occurrence, rather than stockholder approval, of a change in control event.

Material amendments require stockholder approval
Stockholder approval is required prior to an amendment of the 2016 Incentive Plan that would (1) materially increase the number of shares available, (2) expand the types of available awards, or (3) materially expand the class of participants eligible to participate.

Administered by an independent committee	The 2016 Incentive Plan is administered by the Compensation Committee, which is made up entirely of independent directors.

Vesting Practices
Awards under the 2016 Incentive Plan are subject to a minimum vesting period of one year, other than (i) options granted in lieu of compensation otherwise earned by or payable to a participant and (ii) awards granted, in the aggregate, for up to 5% of the maximum number of authorized shares under the 2016 Incentive Plan.

Clawback Policy	All awards granted under the 2016 Incentive Plan are subject to the Company’s Compensation Clawback Policy and any other clawback policy that the Company adopts in the future.
Our Board believes that approving 2,250,000 shares (plus any unused shares from the 2006 Stock Incentive Plan) for issuance under the 2016 Incentive Plan is appropriate and in the best interests of stockholders given (1) the expiration of the 2006 Stock Incentive Plan on October 9, 2016, after which we may not grant any new equity awards, (2) the duration of the 2016 Incentive Plan, (3) our historical rate of issuing equity awards, (4) our current expectations of the number of shares likely to be needed for future grants and (5) the importance of equity as a proportion of total compensation. Our Board will carefully consider all proposed grants under the 2016 Incentive Plan.
In developing our share request for the 2016 Incentive Plan and analyzing the impact of utilizing equity on our stockholders, we considered our “burn rate” and “overhang.”

Burn rate provides a measure of the potential dilutive impact of our annual equity award program. Set forth below is a table that reflects our burn rate for fiscal 2015, transition period 2014, fiscal 2014 and fiscal 2013 as well as the average over those periods.

Period	Full-Value Shares Granted – RSUs and Restricted Stock Awards	Full- Value Shares Granted - PSUs	Full- Value Shares Vested - PSUs	Options Granted	Total Shares	Basic Weighted Average Number of Shares of Class A Common Stock Outstanding	Gross Burn Rate (1)
Fiscal 2015 (January 1, 2015 – December 31, 2015)	624,119	—	—	150,000	774,119	40,642,443	1.9%
Transition period 2014 (May 1, 2014 – December 31, 2014)	370,163	—	—	200,000	570,163	40,262,005	1.4%
Fiscal 2014 (May 1, 2013 – April 30, 2014)	541,951	—	—	157,408	699,359	39,819,935	1.8%
Fiscal 2013 (May 1, 2012 – April 30, 2013)	418,544	315,552	—	387,500	806,044	34,015,061	2.4%
Average							1.9%

(1)
“Gross Burn Rate” is defined as the number of shares underlying awards granted in the year (excluding PSUs which will be counted as they are earned) divided by the basic weighted average number of shares of Class A common stock outstanding at year-end.

Overhang is a measure of potential dilution and is defined as the sum of (1) the total number of shares underlying all equity awards outstanding, excluding restricted stock awards, and (2) the total number of shares available for future award grants, divided by: the sum of (a) the total number of shares underlying all equity awards outstanding, excluding restricted stock awards, (b) the total number of shares available for future award grants and (c) the total number of shares of Class A common stock and Class B common stock outstanding. Our overhang at August 31, 2016 was 6.0%. If the additional 2,250,000 shares proposed to be authorized for grant under the 2016 Incentive Plan are included in the calculation, our overhang would have been 10.5% at August 31, 2016.
Summary of the 2016 Incentive Plan
The following summary of the 2016 Incentive Plan is qualified in its entirety by reference to the 2016 Incentive Plan, a copy of which is attached as Appendix A to this proxy statement. References to our Board in this summary shall include the Compensation Committee or any similar committee appointed by our Board to administer the 2016 Incentive Plan.
Types of Awards; Shares Available for Issuance.
The 2016 Incentive Plan allows for the issuance of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code, or Code, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock units, other stock-based awards, cash-based awards and performance awards; we refer to these securities as Awards. Subject to adjustment in the event of stock splits, stock dividends or similar events, Awards may be made under the 2016 Incentive Plan for (i) up to 2,250,000 shares of Class A common stock plus (ii) an additional number of shares of Class A common stock (up to 2,722,884 shares) as is equal to the sum of the number of shares of Class A common stock remaining available for grant under the 2006 Stock Incentive Plan immediately prior to the expiration of the 2006 Stock Incentive Plan and the number of shares of Class A common stock subject to awards granted under the 2006 Stock Incentive Plan that expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right (subject, in the case of incentive stock options, to any limitations of the Code). In addition, if any Award granted under the 2016 Incentive Plan expires or is terminated, surrendered, cancelled, forfeited or otherwise results in any Class A common stock not being issued, the unused Class A common stock covered by such Award shall again be available for the grant of Awards under the 2016 Incentive Plan (subject, in the case of incentive stock options, to any limitations under the Code). However, shares of Class A common stock delivered to us by a participant to purchase Class A common stock upon exercise of an Award or to satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares of Class A common stock available for the future grant of Awards under the 2016 Incentive Plan. In addition, Class A common stock repurchased by us on the open market using proceeds from the exercise of an Award shall not increase the number of shares of Class A common stock available for future grant of Awards under the 2016 Incentive Plan.
Certain sub-limitations apply to the shares available for issuance under the 2016 Incentive Plan. The maximum number of shares of Class A common stock with respect to which Awards may be granted to any participant under the 2016 Incentive Plan is 750,000 shares per calendar year. The maximum value (calculated based on grant date fair value for financial reporting purposes) of shares subject to Awards granted to directors who are not employees of Casella at the time of grant shall not exceed $200,000 in any calendar year, subject to exceptions in extraordinary circumstances as the Compensation Committee may determine in its discretion.
All shares of Class A common stock covered by stock appreciation rights shall be counted against the number of shares available for grant under the 2016 Incentive Plan and against the sub-limitations described above. However, stock appreciation rights that may be settled only in cash shall not be so counted, and if a stock appreciation right is granted in tandem with an option for the same number of shares of Class A common stock and the grant provides that only one such Award may be exercised (which we refer to as a “tandem SAR”), only the shares covered by the option shall be counted, and the expiration of one in connection with the other’s exercise will not restore shares to the 2016 Incentive Plan. The shares covered by a tandem SAR will not again become available for grant under the 2016 Incentive Plan upon the expiration or termination of the tandem SAR. In the case of the exercise of a stock appreciation right, the number of shares counted against the shares available under the 2016 Incentive Plan and the sub-limitations described above shall be the full number of shares subject to the stock appreciation right multiplied by the percentage of the stock appreciation right actually exercised, regardless of the number of shares actually used to settle the stock appreciation right upon exercise.
In connection with a merger or consolidation of an entity with us or our acquisition of property or stock of an entity, our Board may grant Awards under the 2016 Incentive Plan in substitution for any options or other stock or stock-based Awards granted by such entity or an affiliate thereof on such terms as our Board determines appropriate in the circumstances, notwithstanding any limitation on Awards contained in the 2016 Incentive Plan. No such substitute Awards shall count against the overall share limits or sub-limitations described above, except as required by reason of Section 422 and related provisions of the Code.
Shares issued under the 2016 Incentive Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

Descriptions of Awards.
Options. Optionees receive the right to purchase a specified number of shares of Class A common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Only our employees or employees of our subsidiaries may receive “incentive stock options” as defined in Section 422 of the Code. An option that is not intended to be an “incentive stock option” is a “nonstatutory stock option”. Options may not be granted at an exercise price that is less than 100% of the fair market value of the Class A common stock on the effective date of grant; provided, however, that if our Board approves the grant of an option with an exercise price to be determined on a future date, the exercise price may not be less than 100% of the fair market value of the Class A common stock on such future date. Under present law, incentive stock options may not be granted at an exercise price less than 110% of the fair market value in the case of stock options granted to optionees holding more than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries. Under the terms of the 2016 Incentive Plan, stock options may not be granted for a term in excess of 10 years (and, under present law, five years in the case of incentive stock options granted to optionees holding greater than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries). The 2016 Incentive Plan permits participants to pay the exercise price of options using one or more of the following methods of payment: (1) payment by cash or check, or, except as may otherwise be provided in the applicable option agreement or approved by our Board, in connection with a “cashless exercise” through a broker, (2) to the extent provided in the applicable option agreement or approved by our Board, and subject to certain conditions, by surrender to us of shares of Class A common stock owned by the participant valued at their fair market value, (3) to the extent provided in an applicable nonstatutory stock option agreement or approved by our Board, and subject to certain conditions, by delivery of a notice of “net exercise” as a result of which we will retain a number of shares of Class A common stock otherwise issuable pursuant to the option equal to the aggregate exercise price for the portion of the option being exercised divided by the fair market value of Class A common stock on the date of exercise, (4) to the extent permitted by applicable law and provided for in the applicable option agreement or approved by our Board, by any other lawful means (provided that in no event may a promissory note of the participant be used to pay the option exercise price), or (5) any combination of the foregoing.
Stock Appreciation Rights. A stock appreciation right, or SAR, is an award entitling the holder, upon exercise, to receive a number of shares of Class A common stock or cash (or a combination thereof) determined by reference to the appreciation, from and after the date of grant, in the fair market value of a share of Class A common stock over the measurement price. The 2016 Incentive Plan provides that the measurement price of a SAR may not be less than 100% of the fair market value of Class A common stock on the effective date of grant (provided, however, that if our Board approves the grant of a SAR effective as of a future date, the measurement price shall not be less than 100% of the fair market value on such future date) and that SARs granted under the 2016 Incentive Plan may not have a term in excess of 10 years.
Limitation on Repricing of Options or SARs; Other Limitations. With respect to options and SARs, unless such action is approved by stockholders or otherwise permitted under the terms of the 2016 Incentive Plan in connection with certain changes in capitalization and reorganization events, we may not (1) amend any outstanding option or SAR granted under the 2016 Incentive Plan to provide an exercise price or measurement price per share that is lower than the then-current exercise price or measurement price per share of such outstanding option or SAR, (2) cancel any outstanding option or SAR (whether or not granted under the 2016 Incentive Plan) and grant in substitution therefor new Awards under the 2016 Incentive Plan (other than certain substitute Awards described above) covering the same or a different number of shares of Class A common stock and having an exercise price or measurement price per share lower than the then-current exercise price or measurement price per share of the cancelled option or SAR, (3) cancel in exchange for a cash payment any outstanding option or SAR with an exercise price or measurement price per share above the then-current fair market value of Class A common stock, or (4) take any other action under the 2016 Incentive Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market. No option or SAR granted under the 2016 Incentive Plan shall contain any provision entitling the participant to the automatic grant of additional options or SARs in connection with any exercise of the original option or SAR, or provide for the payment or accrual of dividend equivalents.
Restricted Stock Awards. We may issue Awards entitling recipients to acquire shares of Class A common stock subject to our right to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by our Board in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award. We refer to these Awards as Restricted Stock. Unless otherwise provided in the applicable Award agreement, any dividend declared and paid by us with respect to a share of Restricted Stock shall be paid to the participant (without interest) only if and when such shares of Restricted Stock become free from any applicable restrictions on transferability and forfeitability.

Restricted Stock Units. We may also grant Awards entitling the recipient to receive shares of Class A common stock (or cash equal to the fair market value of such shares) to be delivered the time such Award vests. We refer to these Awards as Restricted Stock Units. Our Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the participant, in a manner that complies with Section 409A of the Code. A participant has no voting rights with respect to any Restricted Stock Units. A grant of Restricted Stock Units may provide the participant with a right to receive dividend equivalents, which may be paid currently or credited to an account for the participant, may be settled in cash and/or shares of Class A common stock and shall be subject to the same restrictions on transfer and forfeitability as the underlying Restricted Stock Units. No interest will be paid on dividend equivalents.
Other Stock-Based Awards; Cash-Based Awards. Under the 2016 Incentive Plan, our Board may grant other Awards of shares of our Class A common stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon Class A common stock or other property, having such terms and conditions as our Board may determine. We refer to these types of Awards as Other Stock-Based Awards. Other Stock-Based Awards may be available as a form of payment in the settlement of other Awards granted under the 2016 Incentive Plan or as payment in lieu of compensation to which a participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Class A common stock or cash, as our Board determines. Dividend equivalents with respect to Other Stock-Based Awards may be paid currently or credited to an account for the participant, may be settled in cash and/or shares of Class A common stock and will be subject to the same restrictions on transfer and forfeitability as the underlying Other Stock-Based Award. No interest will be paid on dividend equivalents. Our Board may also grant Awards denominated in cash rather than shares of Class A common stock. We refer to these types of Awards as Cash-Based Awards.
Performance Awards. Restricted Stock, Restricted Stock Units, Other Stock-Based Awards and Cash-Based Awards granted under the 2016 Incentive Plan may be made subject to achievement of performance goals. We refer to these types of Awards as Performance Awards. Performance Awards can also provide for cash payments of up to $2,000,000 per calendar year per individual. With respect to Performance Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, a committee comprised solely of two or more directors eligible to serve on a committee making qualified “performance-based compensation” awards under Section 162(m) of the Code shall specify, at the time of grant, that such Performance Award will be granted, vest and/or pay out solely upon the achievement of specified objective performance criteria that are based on the relative or absolute attainment of specified levels of one or any combination of the following, which may be determined pursuant to generally accepted accounting principles, or GAAP, or on a non-GAAP basis, as determined by the Compensation Committee: earnings before interest, taxes, depreciation, amortization, accretion and depletion of landfill operating lease obligations; earnings before interest and taxes; net cash provided by operating activities, cash flow or free cash flow; total shareholder return or relative total shareholder returns; economic value added; revenue or revenue growth; achievement of cost of operations or general and administration cost reduction goals; net income, earnings per share, or earnings per share growth; gross margin, earnings before interest and taxes margin, or earnings before interest, taxes, depreciation, amortization, accretion and depletion of landfill operating lease obligations margin; achievement of balance sheet goals, such as debt reduction or working capital improvement; consolidated leverage ratio; and return on net assets, investment or equity. The preceding performance criteria may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Compensation Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) gains or losses on assets sales or divestiture transactions; (ii) development project charge write-offs; (iii) legal, contract or tax settlement costs; (iv) bargain purchase gains; (v) asset or goodwill impairment charges; (vi) environmental remediation charges; (vii) severance and reorganization costs; (viii) expenses from divestiture, acquisition and financing transactions; (ix) gains on the settlement of acquisition related contingent consideration; (x) fiscal year-end transition costs; (xi) proxy contest costs; (xii) losses on the abandonment or the closure and discontinuation of operations; (xiii) impairment of equity method investments; (xiv) gains or losses on the sale of equity method investments; (xv) gains or losses on debt extinguishment or modification and associated cash interest payment timing differences; (xvi) gains or losses on derivatives deemed to be ineffective or terminated; (xvii) gains or losses on the disposition of discontinued operations; (xviii) fluctuations in foreign currency exchange rates; (xix) non-recurring or unusual gains or losses; (xx) the cumulative effects of changes in GAAP; and (xxi) cash flow timing differences due to unusual or non-recurring transactions. Such performance measures (x) may vary by participant and may be different for different Awards; (y) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the Compensation Committee; and (z) shall be set by the Compensation Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). The Compensation Committee may adjust downwards, but not upwards, the cash or number of shares payable pursuant to such Awards and may not waive the achievement of the applicable performance measures except in the case of the death or disability of the participant or a change in control of Casella. Performance Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) may be based on these or other performance measures as determined by our Board.

Transferability of Awards.
Except as our Board may otherwise determine or provide in an Award in connection with certain gratuitous transfers, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, Awards are exercisable only by the participant.
Eligibility to Receive Awards.
Employees, officers, directors, consultants and advisors of Casella and of our present or future parent or subsidiary corporations and any other business venture in which Casella has a controlling interest (as determined by our Board) are eligible to be granted Awards under the 2016 Incentive Plan. However, incentive stock options may only be granted to our employees, employees of our present or future parent or subsidiary corporations, and employees of any other entities the employees of which are eligible to receive incentive stock options under the Code. As of September 15, 2016, approximately 1,900 persons were eligible to receive Awards under the 2016 Incentive Plan, including our executive officers and non-employee directors. The granting of Awards under the 2016 Incentive Plan is discretionary, and we cannot now determine the number or type of Awards to be granted in the future to any particular person or group, except that Awards are subject to the limitations described above. On September 30, 2016, the last reported sale price of Class A common stock on the Nasdaq Global Select Market was $10.30.
Clawback Policy
All awards granted under the 2016 Incentive Plan are subject to clawback pursuant to the Company’s Compensation Clawback Policy (described above under “Corporate Governance—Compensation Clawback Policy”) and any other clawback policy that the Company may adopt in the future.
Administration.
Our Board administers the 2016 Incentive Plan and is authorized to grant Awards, to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2016 Incentive Plan and to construe and interpret the provisions of the 2016 Incentive Plan and any Award agreements entered into under the 2016 Incentive Plan. Our Board may correct any defect, supply any omission or reconcile any inconsistency in the 2016 Incentive Plan or any Award. All actions and decisions by the Board with respect to the 2016 Incentive Plan and any Awards shall be made in our Board’s discretion and shall be final and binding on all persons having or claiming any interest in the 2016 Incentive Plan or any Award.

Pursuant to the terms of the 2016 Incentive Plan, our Board may delegate authority under the 2016 Incentive Plan to one or more committees or subcommittees of our Board. Our Board has authorized the Compensation Committee to administer certain aspects of the 2016 Incentive Plan, including the granting of awards to directors and executive officers. The Compensation Committee, with the input of management, selects the recipients of Awards and determines, in addition to other items, and subject to the terms of the 2016 Incentive Plan:

•
the number of shares of Class A common stock, cash or other consideration covered by Awards and the terms and conditions of such Awards, including the dates upon which such Awards become exercisable or otherwise vest;

•	the exercise or measurement price of Awards, if any;

•	the effect on Awards of a change in control of us; and

•	the duration of Awards.
Subject to any requirements of applicable law, our Board may delegate to one or more of our officers the power to grant Awards to our employees or non-executive officers and to exercise such other powers under the 2016 Incentive Plan as our Board may determine, provided that our Board shall fix the terms of the Awards to be granted by such officers, the maximum number of shares subject to Awards that the officers may grant, and the time period in which such Awards may be granted. No officer shall be authorized to grant Awards to any of our executive officers.
Awards to non-employee directors will only be granted and administered by a committee, all the members of which are independent as defined by Section 5605(a)(2) of the NASDAQ Marketplace Rules.

The 2016 Incentive Plan provides that no Award may vest earlier than the first anniversary of its date of grant. However, the foregoing minimum-vesting rule does not apply to (1) Awards granted in lieu of salary, bonus or other compensation otherwise earned by or payable to the participant and (2) Awards granted, in the aggregate, for up to 5% of the maximum number of authorized shares available for issuance under the 2016 Incentive Plan. Notwithstanding the 2016 Incentive Plan’s minimum-vesting rule described above, our Board may at any time provide that any Award will become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.
Except as otherwise provided under the 2016 Incentive Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and our Board need not treat participants uniformly. Our Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a participant and the extent to which, and the period during which, the participant (or the participant’s legal representative, conservator, guardian or designated beneficiary) may exercise rights under the Award.
We are required to make equitable adjustments (in the manner determined by our Board) to the number and class of securities available under the 2016 Incentive Plan and any outstanding Awards under the 2016 Incentive Plan and the share counting rules and sub-limits set forth in the 2016 Incentive Plan, to reflect stock splits, stock dividends, recapitalizations, combinations of shares, reclassifications of shares, spin-offs and other similar changes in capitalization or events or any dividends or distributions to holders of Class A common stock other than ordinary cash dividends.
We will indemnify and hold harmless each director, officer, employee or agent to whom any duty or power relating to the administration or interpretation of the 2016 Incentive Plan has been or will be delegated against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with our Board’s approval) arising out of any act or omission to act concerning the 2016 Incentive Plan unless arising out of such person’s own fraud or bad faith.

Amendment of Awards. Except as otherwise provided under the 2016 Incentive Plan with respect to repricing outstanding stock options or SARs and the minimum vesting rules and exclusions thereto, our Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option to a nonstatutory stock option, provided that the participant’s consent to any such action will be required unless our Board determines that the action, taking into account any related action, does not materially and adversely affect the participant’s rights under the 2016 Incentive Plan or the change is otherwise permitted under the terms of the 2016 Incentive Plan in connection with a change in capitalization or reorganization event.
Reorganization Events; Change in Control Events.
Definitions. The 2016 Incentive Plan contains provisions addressing the consequences of any reorganization event or change in control event.
A “reorganization event” is defined under the terms of the 2016 Incentive Plan to mean (a) any merger or consolidation of Casella with or into another entity as a result of which all of the Class A common stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled, or (b) any exchange of shares of Class A common stock for cash, securities or other property pursuant to a share exchange or other transaction.
A “change in control event,” as defined under the terms of the 2016 Incentive Plan, means (a) any merger or consolidation which results in our voting securities outstanding immediately prior to such merger or consolidation representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of us or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (b) subject to certain exceptions contained in the definition of change in control event under the 2016 Incentive Plan, the acquisition by an individual, entity or group of beneficial ownership of any of our capital stock if, after such acquisition, such person beneficial owns 50% or more of either our then-outstanding shares of Class A common stock or the combined voting power of our then-outstanding voting securities entitled to vote generally in the election of directors; (c) any sale of all or substantially all of our assets; or (d) our complete liquidation.

Awards Other than Restricted Stock; Alternatives Available to our Board. Under the 2016 Incentive Plan, if a reorganization event occurs (regardless of whether such event also constitutes a change in control event), our Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as our Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between a participant and us): (1) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (2) upon written notice to a participant, provide that all of the participant’s unexercised Awards will terminate immediately prior to the consummation of such reorganization event unless exercised by the participant (to the extent then exercisable) within a specified period following the date of such notice, (3) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such reorganization event, (4) in the event of a reorganization event under the terms of which holders of Class A common stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, which we refer to as the Acquisition Price, make or provide for a cash payment to participants with respect to each Award held by a participant equal to (A) the number of shares of Class A common stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, grant or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, and (5) any combination of the foregoing. Our Board is not obligated to treat all Awards, all Awards held by a participant, or all Awards of the same type, identically.

The 2016 Incentive Plan also provides, however, that for Restricted Stock Units that are subject to Section 409A of the Code: (A) if the applicable Restricted Stock Unit agreement provides that the Restricted Stock Units shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the reorganization event constitutes such a “change in control event,” then no assumption or substitution of the Restricted Stock Unit shall be permitted, and the Restricted Stock Units shall instead be settled in accordance with the terms of the applicable Restricted Stock Unit agreement; and (B) our Board may only undertake the actions set forth in clauses (3), (4) or (5) above if the reorganization event is a “change in control event” as so defined under the Treasury Regulation and such action is permitted or required by Section 409A of the Code. If the reorganization event does not constitute a “change in control event” as defined in the Treasury Regulation or such action is not permitted or required by Section 409A of the Code, and the acquiring or succeeding corporation does not assume or substitute the Restricted Stock Units pursuant to clause (1) above, then the unvested Restricted Stock Units shall terminate immediately prior to the consummation of the reorganization event without any payment in exchange therefor.
Notwithstanding the foregoing, if a change in control event occurs, then except to the extent specifically provided to the contrary in the instrument evidencing an Award or any other agreement between a participant and us, each Award (other than Restricted Stock) shall become immediately vested, exercisable, or free from forfeiture, as applicable, if on or prior to the first anniversary of the date of the consummation of the change in control event, the participant’s service with us or a successor corporation is terminated without cause (as defined in the 2016 Incentive Plan) by us or the successor corporation.
Provisions Applicable to Restricted Stock. Upon the occurrence of a reorganization event (regardless of whether such event also constitutes a change in control event), our repurchase and other rights with respect to outstanding Restricted Stock shall inure to the benefit of our successor and shall, unless our Board determines otherwise, apply to the cash, securities or other property which the Class A common stock was converted into or exchanged for pursuant to such reorganization event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that our Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a participant and us, either initially or by amendment.
Upon the occurrence of a change in control event (regardless of whether such event also constitutes a reorganization event), except to the extent specifically provided to the contrary in the instrument evidencing an Award or any other agreement between a participant and us, each Award of Restricted Stock will become immediately vested and free from forfeiture if on or prior to the first anniversary of the date of the consummation of the change in control event, the participant’s service with us or a successor corporation is terminated without cause (as defined in the 2016 Incentive Plan) by us or the successor corporation.
Provisions for Foreign Participants.
Our Board may from time to time establish one or more sub-plans under the 2016 Incentive Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. Our Board shall establish such sub-plans by adopting supplements to the 2016 Incentive Plan containing any limitations on our Board’s discretion under the 2016 Incentive Plan as our Board shall deem necessary or desirable and any additional terms and conditions not otherwise inconsistent with the 2016 Incentive Plan that our Board shall deem necessary or desirable. All supplements adopted by our Board shall be deemed to be part of the 2016 Incentive Plan, but each supplement shall apply only to participants within the affected jurisdiction.

Amendment or Termination.
Our Board may amend, suspend or terminate the 2016 Incentive Plan or any portion thereof at any time provided that (1) to the extent required by Section 162(m) of the Code, no Award granted to a participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until our stockholders approve such amendment in the manner required by Section 162(m); (2) no amendment that would require stockholder approval under the rules of the national securities exchange on which we then maintain our primary listing may be made effective unless and until our stockholders approve such amendment; and (3) if the national securities exchange on which we then maintain our primary listing does not have rules regarding when stockholder approval of amendments to equity compensation plans is required (or if the Class A common stock is not then listed on any national securities exchange), then no amendment to the 2016 Incentive Plan (A) materially increasing the number of shares authorized under the 2016 Incentive Plan (other than as provided for in the 2016 Incentive Plan in connection with substitute Awards, changes in capitalization or reorganization events), (B) expanding the types of Awards that may be granted under the 2016 Incentive Plan, or (C) materially expanding the class of participants eligible to participate in the 2016 Incentive Plan shall be effective unless and until our stockholders approve such amendment. In addition, if at any time the approval of our stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to incentive stock options, our Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the 2016 Incentive Plan adopted in accordance with the procedures described above shall apply to, and be binding on the holders of, all Awards outstanding under the 2016 Incentive Plan at the time the amendment is adopted, provided that our Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of participants under the 2016 Incentive Plan. No Award may be made that is conditioned upon stockholder approval of any amendment to the 2016 Incentive Plan unless the Award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (ii) it may not be exercised or settled (or otherwise result in the issuance of Class A common stock) prior to such stockholder approval.
Effective Date and Term of 2016 Incentive Plan.
The 2016 Incentive Plan shall become effective on the date the plan is approved by our stockholders. No Awards shall be granted under the 2016 Incentive Plan after the expiration of 10 years from the effective date, but Awards previously granted may extend beyond that date.
Federal Income Tax Consequences
The following generally summarizes the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2016 Incentive Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws or assumptions could alter the tax consequences described below.
Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or our corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.
A participant will have income upon the sale of the stock acquired under an incentive stock option, which we refer to as ISO stock, at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the ISO stock. If a participant sells the ISO stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the ISO stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the ISO stock for more than one year and otherwise will be short-term. If a participant sells the ISO stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the ISO stock for more than one year and otherwise will be short-term.
Nonstatutory Stock Options. A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the fair market value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, which we refer to as NSO stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the fair market value of the NSO stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the NSO stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights. A participant will not have income upon the grant of a SAR but generally will recognize compensation income upon the exercise of a SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Restricted Stock. A participant will not have income upon the grant of Restricted Stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely Section 83(b) election is made, then a participant will have compensation income equal to the fair market value of the stock on the date of grant less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the fair market value of the stock on the date of grant. If the participant does not make a Section 83(b) election, then when the shares of Restricted Stock vest the participant will have compensation income equal to the fair market value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the fair market value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Restricted Stock Units. A participant will not have income upon the grant of a Restricted Stock Unit. A participant is not permitted to make a Section 83(b) election with respect to a Restricted Stock Unit. When the Restricted Stock Unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Other Stock-Based Awards. The tax consequences associated with any Other Stock-Based Award granted under the 2016 Incentive Plan will vary depending on the specific terms of the Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying Class A common stock.
Tax Consequences to Us. There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.
BOARD RECOMMENDATION
Our Board unanimously recommends that you vote to approve the Casella Waste Systems, Inc. 2016 Incentive Plan by voting “FOR” Proposal 3.